Exhibit 99.1

Shift Announces Fourth Quarter Results

•Sold 2,520 retail units and achieved $65.6 million in revenue
•Successfully closed the merger with CarLotz and transitioned to omnichannel selling model
•Regained compliance with Nasdaq Stock Market minimum bid price requirement
SAN FRANCISCO, March 28, 2023 — Shift Technologies, Inc. (Nasdaq: SFT), a leading end-to-end ecommerce platform for buying and selling used cars, today reported fourth quarter financial results for the period ended December 31, 2022. Management’s commentary on fourth quarter financial results and outlook for the first quarter 2023 can be found by accessing the Company’s prepared remarks on investors.shift.com, or by listening to today’s conference call. A live audio webcast will also be available on Shift’s Investor Relations website.
“2022 was a year of significant change for Shift,” said CEO Jeff Clementz. “Given market dynamics of the auto industry and capital markets, we adjusted our strategy to prioritize balance sheet health, reduce cash burn, and accelerate our path to profitability. During the fourth quarter, we closed our merger with CarLotz and began our transition to an omnichannel selling model which is now complete. We also continue to invest in our technology and marketplace to improve the customer experience and expand our business. Given the structural changes to our strategy, we expect sequential improvement in financial performance each quarter in 2023.”

In addition to announcing fourth quarter results, the Company announces the following:

•On March 22, 2023, the Company was informed by the Nasdaq Stock Market that the Company has regained compliance with Nasdaq Listing Rule 5550(a)(2), otherwise known as the minimum bid price requirement, and the matter is now closed.

•The Company has closed its location in Downers Grove, IL, to focus on its West Coast markets.

Fourth Quarter 2022 Operating Results
All comparisons for the quarter are year-over-year unless otherwise specified.
•Total revenue for the quarter was $65.6 million.
•Total retail units sold were 2,520.
•Gross profit per unit was $895; Adjusted gross profit per unit1 (“Adjusted GPU”) was $1,041.
•Net income was $13.0 million or 20% of revenue, compared to a net loss of $75.8 million or 47% of revenue in the third quarter of 2022. Net income for the fourth quarter includes a gain on bargain purchase of $76.7 million related to the acquisition of CarLotz, Inc. Adjusted EBITDA1 loss was $25.5 million or 38.9% of revenue, compared to $30.0 million or 18.5% of revenue in the third quarter of 2022.
•SG&A expenses were $41.9 million, or 64.0% of revenue, versus $63.8 million or 32.5% of revenue last year and $49.8 million, or 30.8% of revenue in the third quarter of 2022.
First Quarter 2023 and Full Year 2023 Outlook
We are providing guidance for the first quarter of fiscal year 2023 as follows:
•Revenue in the range of $56 - $58 million,
•Adjusted GPU1,2 in the range of $1,600 - $1,800
•Adjusted EBITDA1,2 loss of $24 - $26 million
•Q1'23 ending cash balance of approximately $70.0 million.
Guidance for the 2023 full year is as follows:
•Adjusted SG&A expenses to end the year between $85 - $95 million annualized

____________________________________________________________
1Adjusted Gross Profit, Adjusted Gross Profit per Unit (GPU), Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP financial measures. Please see the discussion in the section “Explanation of Non-GAAP Measures” and the reconciliations included at the end of this press release.
2Specific quantifications of the amounts that would be required to reconcile these items are not available. The Company believes that because of the forward looking nature of the adjusted EBITDA loss and adjusted gross profit guidance, there is uncertainty and unpredictability with respect to certain of its GAAP measures which preclude the Company from providing accurate guidance on certain forward-looking GAAP to non-GAAP reconciliations. The Company believes that providing estimates of the amounts that would be required to reconcile the range of the Company’s adjusted EBITDA and adjusted gross profit would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.

Shift Fourth Quarter 2022 Results Summary

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	Change (%)	2022	2021	Change (%)
	(in thousands, except per unit and per share amounts)
Revenue	$65,569	$196,216	(67)%	$670,753	$636,869	5%
Gross profit	2,256	12,141	(81)%	25,333	48,788	(48)%
Adjusted gross profit	2,622	12,567	(79)%	35,774	50,092	(29)%
Net loss	13,014	(54,463)	(124)%	(172,042)	(166,268)	3%
Net income (loss) per share, basic	1.26	(6.96)	(118)%	(19.91)	(21.29)	(6)%
Net income (loss) per share, diluted	1.25	(6.96)	(118)%	(19.91)	(21.29)	(6)%
Adjusted EBITDA loss	(25,538)	(43,691)	(42)%	(138,956)	(137,575)	1%

Gross profit per unit	$895	$1,885	(53)%	$1,208	$2,098	(42)%
Adjusted gross profit per unit	$1,041	$1,951	(47)%	$1,707	$2,154	(21)%
Average selling price per retail unit	$22,849	$25,384	(10)%	$26,503	$23,155	14%
Retail units sold	2,520	6,441	(61)%	20,961	23,251	(10)%
Share and per-share amounts have been adjusted to give effect to the Company’s 10 for 1 reverse stock split effective March 8, 2023

Conference Call Information
Shift senior management will host a conference call today to discuss the Company’s Q4'22 financial results. This call is scheduled to begin at 2:00 pm PT / 5:00 pm ET and can be accessed by dialing (833) 634-1255 or (412) 317-6015. To listen to a live audio webcast, please visit Shift’s Investor Relations website at investors.shift.com. A telephonic replay of the conference call will be available until Tuesday, April 4, 2022, and can be accessed by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 2098340.

About Shift

Shift is a consumer-centric omnichannel retailer transforming the used car industry by leveraging its end-to-end ecommerce platform and retail locations to provide a technology-driven, hassle-free customer experience. Shift’s mission is to make car purchase and ownership simple — to make buying or selling a used car fun, fair, and accessible to everyone. Shift provides comprehensive, digital solutions throughout the car ownership lifecycle: finding the right car, a seamless digitally-driven purchase transaction including financing and vehicle protection products, an efficient, digital trade-in/sale transaction, and a vision to provide high-value support services during car ownership. For more information, visit www.shift.com. The contents of our website are not incorporated into this press release.

Forward-Looking Statements

This document includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include estimated financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of Shift’s business are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) Shift’s ability to sustain its current growth, which may be affected by, among other things, competition, Shift’s ability to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (2) changes in applicable laws or regulations; (3) the possibility that Shift may be adversely affected by other economic, business, and/or competitive factors; (4) the operational and financial outlook of Shift; (5) the ability for Shift to execute its growth strategy; (6) Shift’s ability to purchase sufficient quantities of vehicles at attractive prices; (7) legislative, regulatory and economic developments and (8) other risks and uncertainties indicated from time to time in other documents filed or to be filed with the SEC by Shift. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Shift undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Key Operating Metrics
Retail Units Sold
We define retail units sold as the number of vehicles sold to customers in a given period, net of returns. We currently have a seven-day, 200 mile return policy. The number of retail units sold is the primary driver of our revenues and, indirectly, gross profit, since retail unit sales enable multiple complementary revenue streams, including all financing and protection products. We view retail units sold as a key measure of our growth, as growth in this metric is an indicator of our ability to successfully scale our operations while maintaining product integrity and customer satisfaction.
Wholesale Units Sold
We define wholesale units sold as the number of vehicles sold through wholesale channels in a given period. While wholesale units are not the primary driver of revenue or gross profit, wholesale is a valuable channel as it allows us to be able to purchase vehicles regardless of condition, which is important for the purpose of accepting a trade-in from a customer making a vehicle purchase from us, and as an online destination for consumers to sell their cars even if not selling us a car that meets our retail standards.
Retail Average Sale Price
We define retail average sale price (“ASP”) as the average price paid by a customer for an retail vehicle, calculated as retail revenue divided by retail units. Retail average sale price helps us gauge market demand in real-time and allows us to maintain a range of inventory that most accurately reflects the overall price spectrum of used vehicle sales in the market.
Wholesale Average Sale Price
We define wholesale average sale price as the average price paid by a customer for a wholesale vehicle, calculated as wholesale revenue divided by wholesale units. We believe this metric provides transparency and is comparable to our peers.
Average Monthly Unique Visitors
We define a monthly unique visitor as an individual who has visited our website within a calendar month, based on data collected on our website. We calculate average monthly unique visitors as the sum of monthly unique visitors in a given period, divided by the number of months in that period. To classify whether a visitor is “unique”, we dedupe (a technique for eliminating duplicate copies of repeating data) each visitor based on email address and phone number, if available, and if not, we use the anonymous ID which lives in each user’s internet cookies. This practice ensures that we do not double-count individuals who visit our website multiple times within any given month. We view average monthly unique visitors as a key indicator of the strength of our brand, the effectiveness of our advertising and merchandising campaigns and consumer awareness.
Average Days to Sale
We define average days to sale as the number of days between Shift’s acquisition of a vehicle and sale of that vehicle to a customer, averaged across all retail units sold in a period. We view average days to sale as a useful metric in understanding the health of our inventory.
Retail Vehicles Available for Sale
We define retail vehicles available for sale as the number of retail vehicles in inventory on the last day of a given reporting period. Until we reach an optimal pooled inventory level, we view retail vehicles available for sale as a key measure of our growth. Growth in retail vehicles available for sale increases the selection of vehicles available to consumers, which we believe will allow us to increase the number of vehicles we sell. Moreover, growth in retail vehicles available for sale is an indicator of our ability to scale our vehicle purchasing, inspection and reconditioning operations.

Explanation Of Non-GAAP Measures
In addition to our GAAP results, we review certain non-GAAP financial measures to help us evaluate our business, measure our performance, identify trends affecting our business, establish budgets, measure the effectiveness of investments in our technology and sales and marketing, and assess our operational efficiencies. These non-GAAP measures include Adjusted Gross Profit, Adjusted gross profit per unit (“Adjusted GPU”), and Adjusted EBITDA, each of which is discussed below.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. You are encouraged to evaluate these adjustments, and review the reconciliation of these non-GAAP financial measures to their most comparable GAAP measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies. See “Reconciliation of gross profit to Adjusted Gross Profit,” “Reconciliation of gross profit per unit to Adjusted gross profit per unit” and “Reconciliation of net loss to Adjusted EBITDA” included as part of this shareholder letter.
Adjusted Gross Profit
Management evaluates our business based on an adjusted gross profit calculation that removes the financial impact associated with milestones achieved under our Lithia warrant arrangement and depreciation related to reconditioning facilities that is included in cost of sales. These items resulted in reductions in gross profit in our consolidated financial statements as applicable to the periods presented. These are non-cash adjustments, and we do not expect any material future non-cash gross profit adjustments related to the Lithia warrant agreement. We also excluded non-recurring losses incurred to liquidate inventories as part of the Project Focus Restructuring Plan. We examine adjusted gross profit in aggregate as well as for each of our revenue streams: retail, other, and wholesale.
Adjusted Gross Profit per Unit
We define adjusted gross profit per unit (“Adjusted GPU”) as the adjusted gross profit for retail, other and wholesale, each of which divided by the total number of retail units sold in the period. Adjusted GPU is driven by retail vehicle revenue, which generates additional revenue through attachment of our financing and protection products, and gross profit generated from wholesale vehicle sales. We present Adjusted GPU from our three revenues streams, as Retail Adjusted GPU, Wholesale Adjusted GPU and Other Adjusted GPU. We believe Adjusted GPU is a key measure of our growth and long-term profitability.
Adjusted EBITDA and Adjusted EBITDA Margin
We define Adjusted EBITDA as net loss adjusted to exclude stock-based compensation expense, depreciation and amortization, net interest income or expense, impact of warrant remeasurement, warrant milestone impact, and other cash and non-cash based income or expenses that we do not consider indicative of our core operating performance. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. We believe Adjusted EBITDA is useful to investors in evaluating our performance for the following reasons:
•Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s performance without regard to items such as those we exclude in calculating this measure, which can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired.
•Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our performance.
•Adjusted EBITDA provides a measure of consistency and comparability with our past performance that many investors find useful, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.
Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include but are not limited to:
•Stock-based compensation is a non-cash charge and will remain an element of our long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period.

•Depreciation and amortization are non-cash charges, and the assets being depreciated or amortized will often have to be replaced in the future, but Adjusted EBITDA does not reflect any cash requirements for these replacements.
•Change in fair value of financial instruments is a non-cash gain or loss. Liability-classified financial instruments represent potential future obligations to settle liabilities by issuing the Company’s common stock. Adjusted EBITDA does not reflect changes in the fair value of these obligations.
•Adjusted EBITDA does not reflect changes in our working capital needs, capital expenditures, or contractual commitments.
•Adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of other income or expense.
•Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Our Adjusted EBITDA is influenced by fluctuations in our revenue and the timing and amounts of our investments in our operations. Adjusted EBITDA should not be considered as an alternative to net income (loss), income (loss) from operations, or any other measure of financial performance calculated and presented in accordance with GAAP.
Adjusted Selling, General and Administrative Expenses
We define Adjusted selling, general and administrative expenses (“Adjusted SG&A”) as Selling, General and Administrative Expenses (“SG&A”) adjusted to exclude those SG&A items that are excluded from Adjusted EBITDA. These items included but are not limited to stock-based compensation expense, transaction costs, and other cash and non-cash based expenses that we do not consider indicative of our core operating performance. We believe Adjusted SG&A is useful to investors in evaluating our performance for the following reasons:
•Adjusted SG&A is widely used by investors and securities analysts to measure a company’s performance without regard to items such as those we exclude in calculating this measure, which can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired.
•Our management uses Adjusted SG&A in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our performance.
•Adjusted SG&A provides a measure of consistency and comparability with our past performance that many investors find useful, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.
Although Adjusted SG&A is frequently used by investors and securities analysts in their evaluations of companies, Adjusted SG&A has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include but are not limited to:
•Stock-based compensation is a non-cash charge and will remain an element of our long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period.
•Adjusted SG&A does not reflect changes in our working capital needs, capital expenditures, or contractual commitments.
•Other companies may calculate Adjusted SG&A differently than we do, limiting its usefulness as a comparative measure.
Our Adjusted SG&A is influenced by fluctuations in the timing and amounts of our investments in our operations. Adjusted SG&A should not be considered as an alternative to SG&A or any other measure of financial performance calculated and presented in accordance with GAAP.

Investor Relations Contact:
IR@shift.com

Media Contact:
press@shift.com

Source: Shift Technologies, Inc.

SHIFT TECHNOLOGIES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	As of December 31, 2022	As of December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$96,159	$182,616
Restricted cash, current	10,632	—
Marketable securities at fair value	1,264	—
Accounts receivable, net of allowance for doubtful accounts of $93 and $304	4,558	20,084
Inventory	40,925	122,743
Prepaid expenses and other current assets	7,657	7,392
Operating and finance lease assets, property and equipment, accounts receivable, and other assets held for sale	17,226	—
Total current assets	178,421	332,835
Restricted cash, non-current	1,055	11,725
Marketable securities at fair value, non-current	707	—
Property and equipment, net	6,797	7,940
Operating lease assets	44,568	—
Finance lease assets, net	152	—
Capitalized website and internal use software costs, net	10,657	9,262
Goodwill	2,070	—
Deferred borrowing costs	268	564
Other non-current assets	3,323	3,414
Total assets	$248,018	$365,740

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$12,085	$15,175
Accrued expenses and other current liabilities	33,872	43,944
Operating lease liabilities, current	8,865	—
Finance lease liabilities, current	271	—
Operating and finance lease liabilities and other liabilities associated with assets held for sale	15,432	—
Flooring line of credit	24,831	83,252
Total current liabilities	95,356	142,371
Long-term debt, net	163,363	144,335
Operating lease liabilities, non-current	44,985	—
Finance lease liabilities, non-current	3,989	—
Other non-current liabilities	111	3,762
Total liabilities	307,804	290,468

Stockholders’ equity (deficit):
Preferred stock – par value $0.0001 per share; 1,000,000 shares authorized at December 31, 2022 and December 31, 2021, respectively	—	—
Common stock – par value $0.0001 per share; 500,000,000 shares authorized at December 31, 2022 and December 31, 2021, respectively; 17,212,130 and 8,136,931 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	2	1
Additional paid-in capital	552,968	515,982
Accumulated other comprehensive loss	(3)	—
Accumulated deficit	(612,753)	(440,711)
Total stockholders’ equity (deficit)	(59,786)	75,272
Total liabilities and stockholders’ equity (deficit)	$248,018	$365,740

Share and per-share amounts have been adjusted to give effect to the Company’s 10 for 1 reverse stock split effective March 8, 2023

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue
Retail revenue, net	$57,579	$163,498	$555,523	$538,387
Other revenue, net	3,201	7,324	27,007	22,633
Wholesale vehicle revenue	4,789	25,394	88,223	75,849
Total revenue	65,569	196,216	670,753	636,869
Cost of sales	63,313	184,075	645,420	588,081
Gross profit	2,256	12,141	25,333	48,788
Operating expenses:
Selling, general and administrative expenses	41,940	63,791	214,008	220,055
Depreciation and amortization	3,359	1,549	10,456	5,586
Restructuring expenses	334	—	21,001	—
Loss on impairment	17,319	—	17,319	—
Total operating expenses	62,952	65,340	262,784	225,641
Loss from operations	(60,696)	(53,199)	(237,451)	(176,853)
Change in fair value of financial instruments	—	1,302	—	18,893
Gain on bargain purchase	76,685	—	76,685	—
Interest and other expense, net	(2,734)	(2,340)	(10,950)	(8,082)
Net income (loss) before income taxes	13,255	(54,237)	(171,716)	(166,042)
Provision for income taxes	241	226	326	226
Net income (loss) attributable to common stockholders	$13,014	$(54,463)	$(172,042)	$(166,268)
Net income (loss) per share attributable to common stockholders, basic	$1.26	$(6.96)	$(19.91)	$(21.29)
Net income (loss) per share attributable to common stockholders, diluted	$1.25	$(6.96)	$(19.91)	$(21.29)
Weighted-average number of shares outstanding used to compute net income (loss) per share attributable to common stockholders, basic	10,317,221	7,825,876	8,641,922	7,811,414
Weighted-average number of shares outstanding used to compute net income (loss) per share attributable to common stockholders, diluted	12,124,578	7,825,876	8,641,922	7,811,414

Share and per-share amounts have been adjusted to give effect to the Company’s 10 for 1 reverse stock split effective March 8, 2023

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(172,042)	$(166,268)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,787	6,253
Stock-based compensation expense	13,029	25,130
Unrealized losses on equity securities	24	—
Gain on bargain purchase	(76,685)	—
Change in fair value of financial instruments	—	(18,893)
Amortization of operating lease right-of-use assets	10,496	—
Contra-revenue associated with milestones	637	637
Amortization of debt discounts	2,011	2,741
Non-cash impairment and restructuring expenses	30,692	—
Changes in operating assets and liabilities:
Accounts receivable	18,158	(11,658)
Inventory	88,409	(73,657)
Prepaid expenses and other current assets	(203)	(1,914)
Other non-current assets	767	(1,186)
Accounts payable	(4,352)	4,359
Accrued expenses and other current liabilities	(19,020)	22,375
Operating lease liabilities	(10,770)	—
Other non-current liabilities	(3,354)	1,035
Net cash, cash equivalents, and restricted cash used in operating activities	(110,416)	(211,046)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(4,665)	(7,524)
Proceeds from sale of property and equipment	317	—
Purchases of marketable securities	(67)	—
Proceeds from sales of marketable securities	115	—
Capitalized website internal-use software costs	(10,368)	(6,619)
Cash received from acquisition of Carlotz, Inc.	95,663	—
Cash paid for acquisition of Fair Dealer Services, LLC	(15,000)	—
Net cash, cash equivalents, and restricted cash provided by (used in) investing activities	65,995	(14,143)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from flooring line of credit facility	382,090	329,981
Repayment of flooring line of credit facility	(440,511)	(261,217)
Exchange of warrants for cash	—	(497)
Proceeds from Senior Unsecured Notes, net of discounts	19,591	—
Payment of debt issuance costs	(175)	(88)
Proceeds from issuance of convertible notes	—	143,768
Premiums paid for Capped Call Transactions	—	(28,391)
Principal payments on finance leases	(127)	—
Proceeds from stock option exercises, including from early exercised options	—	506
Payment of tax withheld for common stock issued under stock-based compensation plans	(2,861)	—
Repurchase of shares related to early exercised options	(81)	(73)
Net cash, cash equivalents, and restricted cash provided by (used in) financing activities	(42,074)	183,989
Net decrease in cash, cash equivalents and restricted cash	(86,495)	(41,200)
Cash, cash equivalents and restricted cash, beginning of period	194,341	235,541
Cash, cash equivalents and restricted cash, end of period	$107,846	$194,341

SHIFT TECHNOLOGIES, INC. AND SUBSIDIARIES
Key Operating Metrics
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Units:
Retail units	2,520	6,441	20,961	23,251
Wholesale units	354	1,972	5,344	7,067
Total units sold	2,874	8,413	26,305	30,318

Retail ASP	$22,849	$25,384	$26,503	$23,155
Wholesale ASP	$13,528	$12,877	$16,509	$10,733

Gross Profit per Unit
Retail gross profit per unit	$203	$572	$409	$1,087
Other gross profit per unit	1,270	1,137	1,288	973
Wholesale gross profit per unit	(578)	176	(489)	38
Total gross profit per unit	$895	$1,885	$1,208	$2,098

Average monthly unique visitors	531,592	829,845	735,824	659,358
Average days to sale	80	57	69	54
Retail vehicles available for sale	1,476	4,337	1,476	4,337

SHIFT TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of Gross Profit to Adjusted Gross Profit
(In thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Total gross profit:
GAAP total gross profit	$2,256	$12,141	$25,333	$48,788
Warrant impact adjustment (1)	159	159	637	637
Restructuring - Inventory liquidation (2)	53	—	8,598	—
Depreciation in cost of sales (3)	154	267	1,206	667
Adjusted total gross profit	$2,622	$12,567	$35,774	$50,092

Retail gross profit:
GAAP retail gross profit	$512	$3,683	$8,583	$25,263
Warrant impact adjustment (1)	—	—	—	—
Restructuring - Inventory liquidation (2)	53	—	8,598	—
Depreciation in cost of sales (3)	154	267	1,206	667
Adjusted retail gross profit	$719	$3,950	$18,387	$25,930

Other gross profit:
GAAP other gross profit	$3,201	$7,324	$27,007	$22,633
Warrant impact adjustment (1)	159	159	637	637
Restructuring - Inventory liquidation (2)	—	—	—	—
Depreciation in cost of sales (3)	—	—	—	—
Adjusted other gross profit	$3,360	$7,483	$27,644	$23,270

Wholesale gross profit:
GAAP wholesale gross profit	$(1,457)	$1,134	$(10,257)	$892
Warrant impact adjustment (1)	—	—	—	—
Restructuring - Inventory liquidation (2)	—	—	—	—
Depreciation in cost of sales (3)	—	—	—	—
Adjusted wholesale gross profit (loss)	$(1,457)	$1,134	$(10,257)	$892
(1)Includes non-cash charges related to the Lithia warrants and recorded as contra-revenue on the consolidated statements of operations and comprehensive loss.
(2)Includes non-recurring losses on inventory liquidation incurred as part of the previously announced Restructuring Plan.
(3)Includes depreciation expense attributed to reconditioning facilities included in cost of sales on the condensed consolidated statements of operations and comprehensive loss.

SHIFT TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of Gross Profit Per Unit To Adjusted Gross Profit Per Unit
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Total gross profit per unit:
GAAP total gross profit per unit	$895	$1,885	$1,208	$2,098
Warrant impact adjustment per unit (1)	64	25	31	28
Restructuring - Inventory liquidation (2)	21	—	410	—
Depreciation adjustment per unit (3)	61	41	58	28
Adjusted total gross profit per unit	$1,041	$1,951	$1,707	$2,154

Retail gross profit per unit:
GAAP retail gross profit per unit	$203	$572	$409	$1,087
Warrant impact adjustment per unit (1)	—	—	—	—
Restructuring - Inventory liquidation (2)	21	—	410	—
Depreciation adjustment per unit (3)	61	41	58	28
Adjusted retail gross profit per unit	$285	$613	$877	$1,115

Other gross profit per unit:
GAAP other gross profit per unit	$1,270	$1,137	$1,288	$973
Warrant impact adjustment per unit (1)	64	25	31	28
Restructuring - Inventory liquidation (2)	—	—	—	—
Depreciation adjustment per unit (3)	—	—	—	—
Adjusted other gross profit per unit	$1,334	$1,162	$1,319	$1,001

Wholesale gross profit per unit:
GAAP wholesale gross profit per unit	$(578)	$176	$(489)	$38
Warrant impact adjustment per unit (1)	—	—	—	—
Restructuring - Inventory liquidation (2)	—	—	—	—
Depreciation adjustment per unit (3)	—	—	—	—
Adjusted wholesale gross profit (loss) per unit	$(578)	$176	$(489)	$38
(1)Includes non-cash charges related to the Lithia warrants and recorded as contra-revenue on the consolidated statements of operations and comprehensive loss.
(2)Includes non-recurring losses on inventory liquidation incurred as part of the previously announced Restructuring Plan.
(3)Includes depreciation expense attributed to reconditioning facilities included in cost of sales on the condensed consolidated statements of operations and comprehensive loss.

SHIFT TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
Adjusted EBITDA Reconciliation	2022	2021	2022	2021
Net Loss	$13,014	$(54,463)	$(172,042)	$(166,268)
(+) Interest and other expense, net	2,734	2,340	10,950	8,082
(+) Stock-based compensation	(270)	6,182	13,029	25,130
(+) Change in fair value of financial instruments	—	(1,302)	—	(18,893)
(+) Depreciation & amortization	3,513	1,816	11,662	6,253
(+) Warrant impact adjustment - contra-revenue (1)	159	159	637	637
(+) Merger and acquisition transaction costs (2)	12,557	141	19,972	141
(+) Costs related to closed locations excluding severance (3)	1,956	—	11,857	—
(+) Sales tax penalty accrual (recovery)	(1,218)	521	(2,149)	5,951
(+) At-the-market sales agreement costs	—	—	266	—
(+) Provision for income taxes	241	226	326	226
(+) Severance, retention, and CEO costs (4)	1,104	689	8,455	1,166
(+) Restructuring costs from inventory, property and equipment, and capitalized internal-use software (5)	38	—	17,447	—
(+) Impairment expense	17,319	—	17,319	—
(+) Bargain purchase gain	(76,685)	—	(76,685)	—
Adjusted EBITDA	$(25,538)	$(43,691)	$(138,956)	$(137,575)
EBITDA Margin (%)	(38.9)%	(22.3)%	(20.7)%	(21.6)%
(1)Includes non-cash charges related to the Lithia warrants and recorded as contra-revenue on the consolidated statements of operations and comprehensive loss.
(2)Includes transaction costs for the Fair acquisition in the second quarter and the Carlotz merger in the third and fourth quarters.
(3)Includes non-cash lease charges related to the closure of the Company’s facilities in Miami and Las Vegas. Includes termination fees and non-cash lease expense related to leases of closing hubs due to the Restructuring Plan. Includes fulfillment, lease, payroll, facilities, and other operating expenses related to the process of closing various hubs due to the Restructuring Plan.
(4)Includes severance amounts related to the Restructuring Plan and the CEO transition.
(5)Includes net losses on inventory liquidated as part of the previously announced Restructuring Plan. Includes losses on property sold or disposed from closing hubs due to the Restructuring Plan. Includes non-cash charges related to the early decommissioning of capitalized internal use software costs due to changes in business strategy arising from the Restructuring Plan.

SHIFT TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
(In thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
Adjusted Selling, General and Administrative Expenses Reconciliation	2022	2021	2022	2021
Selling, general and administrative expenses	$41,940	$63,791	$214,008	$220,055
(-) Stock-based compensation	270	(6,182)	(13,029)	(25,130)
(-) Merger and acquisition transaction costs	(12,557)	(141)	(19,972)	(141)
(-) Facility closure costs (1)	(1,653)	—	(3,419)	—
(-) Sales tax penalty accrual (recovery)	1,218	(521)	2,149	(5,951)
(-) At-the-market sales agreement costs	—	—	(266)	—
(-) Severance and transaction bonuses (2)	(1,101)	(689)	(4,784)	(1,166)
Adjusted selling, general and administrative expenses	$28,117	$56,258	$174,687	$187,667

(1)Included in Costs related to closed locations excluding severance in the Adjusted EBITDA Reconciliation table above.
(2)Included in Severance, retention, and CEO costs in the Adjusted EBITDA Reconciliation table above.